EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


Plan Administrator
Midwest Banc Holdings, Inc.
  401(k) Plan and Trust
Melrose Park, Illinois


We consent to the incorporation by reference of our report dated May 10, 2002 on the Midwest Banc Holdings, Inc. 401(k) Plan and Trust (the "Plan") 2001 financial statements included in the Form 11-K of the Plan for the year ended December 31, 2001 into the Registration Statement on Form S-8 filed with the Securities and Exchange Commission for the Plan.




                                               /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
June 27, 2002